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UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 17, 2012

BIDZ.COM, INC.
(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation or organization)	000-51257 (Commission File Number)	95-4728109 (IRS Employer Identification Number)

3562 Eastham Drive Culver City, California (Address of principal executive offices)	90232 (Zip Code)

310-280-7373
(Registrant's telephone number, including area code)

N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐
Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☒
Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

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Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

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Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01    Entry into Material Definitive Agreements.

  Merger Agreement

        On May 17, 2012, BIDZ.com, Inc., a Delaware corporation (the "Company"), entered into an Agreement and Plan of Merger (the "Merger Agreement") by and among the Company, Glendon Group, Inc., a Delaware corporation ("Parent"), and Bidz Acquisition Company, Inc., a Delaware corporation and a wholly-owned subsidiary of Parent ("Merger Subsidiary"), pursuant to which Merger Subsidiary will merge with and into the Company (the "Merger"), with the Company surviving the Merger as a wholly-owned subsidiary of Parent. The Merger Agreement was negotiated on behalf of the Company by a special committee of the Board of Directors of the Company composed entirely of independent directors (the "Special Committee"), with the assistance of financial and legal advisors.

        Pursuant to the terms of the Merger Agreement, at the effective time of the Merger, each share of the Company's common stock issued and outstanding immediately prior to the effective time (other than shares owned by Parent, the Company or their respective subsidiaries and shares held by dissenting stockholders), automatically will be cancelled and converted into the right to receive $0.78 per share in cash, without interest.

  Go Shop Rights

        Under the terms of the Merger Agreement, the Company is entitled to actively solicit alternative transaction proposals until 11:59 p.m. New York City time on June 24, 2012. After that time and until 11:59 p.m. New York City time on July 9, 2012, the Company may continue negotiations with any person who submitted a written alternative acquisition proposal by 11:59 p.m. New York City time on June 24, 2012 or any group in which at least 50% of the equity or other financing of such group includes members of any group that submitted a bona fide written alternative acquisition proposal by 11:59 p.m. New York City time on June 24, 2012.

        The Company has retained Innovus Advisors, LLC to assist the Special Committee in conducting the go shop process. Persons interested in learning more about the go shop process should contact Vijay A. Chevli, Managing Director of Innovus Advisors, LLC by telephone at (310) 453-5706 or by e-mail at vchevli@innovusadvisors.com.

        Except for the "go shop" activities permitted by the Merger Agreement, the Company otherwise may not solicit, initiate or knowingly encourage or assist the submission of an alternative acquisition proposal, subject to customary fiduciary exceptions as described in the Merger Agreement.

  Closing Conditions

        The Merger is subject to certain specified closing conditions, including among others, the adoption of the Merger Agreement by (i) holders of a majority of the outstanding shares of the Company's common stock and (ii) holders of a majority of the outstanding shares of the Company's common stock held by unaffiliated stockholders.

  Financing

        Parent has obtained an equity commitment from a financial sponsor to fund the transactions contemplated by the Merger Agreement. Parent's financial sponsor also has agreed to guarantee any payment obligations of Parent and Merger Subsidiary arising under the Merger Agreement, including as a result of any breach thereof, on the terms and subject to the conditions set forth in a written guarantee in favor of the Company. There is no financing condition to Parent's obligations under the Merger Agreement.

  Termination Rights

        The Company and Parent may terminate the Merger Agreement under certain circumstances specified in the Merger Agreement. Upon the termination of the Merger Agreement in certain specified circumstances, the Company may be required to pay Parent a termination fee equal to $500,000 (or $250,000, if the termination occurs during the go shop period described above). If the Merger Agreement is terminated because the Company's stockholders do not adopt the Merger Agreement at the stockholders meeting called for that purpose, the Company is required to reimburse Parent for its transaction expenses, up to a maximum of $175,000, which amount will be offset against any subsequent termination fee payable to Parent, if any.

  Representations and Warranties

        The Merger Agreement includes representations, warranties and covenants of the parties as to customary matters and certain other matters specific to the parties or the transactions contemplated by the Merger Agreement.

        These representations and warranties may be qualified or limited by information in confidential disclosure schedules that the parties have exchanged in connection with signing the Merger Agreement and information made available to Parent and its representatives in a virtual due diligence data room. Moreover, certain representations and warranties in the Merger Agreement were made as of a specified date, may be subject to a contractual standard of materiality different from what might be viewed as material to stockholders, or may have been made for the purpose of allocating risk between the Company, on the one hand, and Parent and Merger Subsidiary, on the other hand. Accordingly, the representations and warranties in the Merger Agreement should not be relied on by any persons as characterizations of the actual state of facts about the Company, Parent or Merger Subsidiary at the time they were made or otherwise.

        The foregoing description of the Merger Agreement does not purport to be complete and is qualified in its entirety by reference to the full text of the Merger Agreement, a copy of which is filed as Exhibit 2.1 hereto and is incorporated herein by this reference.

  Contribution and Voting Agreements

        Concurrently with the execution and delivery of the Merger Agreement, David Zinberg, the founder, Chief Executive Officer and a Director of the Company, and Marina Zinberg, Mr. Zinberg's sister, entered into a contribution agreement and a voting agreement with Parent, pursuant to which they (i) agreed to contribute to Parent, immediately prior to (but subject to) the effective time of the Merger, all shares of Company common stock beneficially owned by them in exchange for shares of common stock of Parent and (ii) agreed, among other things, to vote their shares in favor of the adoption of the Merger Agreement and any other stockholder proposals necessary to consummate the Merger, including any proposal to adjourn the stockholder meeting at which stockholder approval is sought to solicit additional votes in favor of adoption of the Merger Agreement. The shares subject to these agreements represent approximately 36.6% of Common Stock outstanding as of the date hereof. These agreements terminate upon any termination of the Merger Agreement or any change in the Board of Director's recommendation with respect to the Merger Agreement, and in certain other circumstances. The Company is not a signatory to the contribution agreement or voting agreement.

Item 8.01    Other Events.

        On May 17, 2012, the Company issued a press release announcing the execution of the Merger Agreement. A copy of the press release is attached hereto as Exhibit 99.1 and is incorporated herein by this reference.

Forward Looking Statements

        This report includes forward-looking statements relating to the potential acquisition of the Company, including, without limitation, statements relating to the proposed Merger, the expected date of closing of the transaction and other statements containing words such as "may," "could," "should," "would," "estimate," "expect," "future," and similar expressions or statements of current expectations, assumptions or opinion. There are a number of risks and uncertainties that could cause actual results and events to differ materially from these forward-looking statements, including the following: (i) the Company may be unable to obtain shareholder approval to adopt the Merger Agreement as required for the Merger; (ii) conditions to the closing of the Merger may not be satisfied or waived; (iii) the transaction may involve unexpected costs, liabilities or delays; (iv) the business of the Company may suffer as a result of uncertainty surrounding the proposed transaction; (v) the Company may be adversely affected by other economic, business, and/or competitive factors; (vi) legislative developments or litigation may delay or prevent the Merger; (vii) events, changes or other circumstances could give rise to the termination of the Merger Agreement, (viii) Parent may not receive the necessary equity financing set forth in the equity commitment letter described above, which could cause Parent to be unable to complete the Merger, and (ix) other risks or future developments may result in the Merger not being consummated within the expected time period or at all. Additional factors that may affect the future results of the Company are set forth in its filings with the Securities and Exchange Commission, including its recent filings on Forms 10-K, 10-Q, and 8-K and any amendments thereto, including, but not limited to, those described in the Company's Form 10-K for the fiscal year ended December 31, 2011. These forward-looking statements reflect only the Company's expectations as of the date of this report, and the Company does not undertake any obligation to update any forward-looking statement, except as required under applicable law.

Additional Information and Where to Find It

        In connection with the proposed Merger, the Company will file a proxy statement and other materials, and the Company, Parent and certain affiliates of Parent will file a Schedule 13E-3 Transaction Statement with the SEC. The materials filed with the SEC may be obtained free of charge at the SEC's web site at www.sec.gov. INVESTORS AND SECURITY HOLDERS OF THE COMPANY ARE URGED TO READ THE PROXY STATEMENT AND THE OTHER RELEVANT MATERIALS WHEN THEY BECOME AVAILABLE BEFORE MAKING ANY VOTING OR INVESTMENT DECISIONS WITH RESPECT TO THE PROPOSED MERGER, BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION ABOUT THE MERGER AND THE PARTIES TO THE MERGER.

        The Company and its directors, executive officers and other members of their management and employees may be deemed to be participants in the solicitation of proxies in connection with the proposed Merger. Investors and security holders may obtain more detailed information regarding the names, affiliations and interests of certain of the Company's executive officers and directors who may be deemed to be participants in the solicitation by reading the Company's proxy statement for its 2011 annual meeting of stockholders, the Annual Report on Form 10-K for the fiscal year ended December 31, 2011, and the proxy statement and other relevant materials to be filed with the SEC in connection with the proposed Merger when they become available. Information concerning the interests of the Company's potential participants, which may, in some cases (including with respect to the parties to the contribution and voting agreements described above), be different than those of the Company's stockholders generally, will be set forth in the proxy statement relating to the proposed transaction when it becomes available.

Item 9.01    Financial Statements and Exhibits.

(d)   Exhibits

        The following exhibits are furnished herewith:

Exhibit Number	Description
2.1	Agreement and Plan of Merger, dated May 17, 2012, by and among BIDZ.com, Inc., Glendon Group, Inc. and Bidz Acquisition Company, Inc.
99.1	Press release issued by BIDZ.com, Inc. dated May 17, 2012

 SIGNATURES

        Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: May 18, 2012	BIDZ.COM, INC.
	By:	/s/ LAWRENCE KONG Lawrence Kong Chief Financial Officer

 INDEX TO EXHIBITS

Exhibit Number	Description
2.1	Agreement and Plan of Merger, dated May 17, 2012, by and among BIDZ.com, Inc., Glendon Group, Inc. and Bidz Acquisition Company, Inc.
99.1	Press release issued by BIDZ.com, Inc. dated May 17, 2012

QuickLinks

  Item 1.01 Entry into Material Definitive Agreements.
  Item 8.01 Other Events.
  Item 9.01 Financial Statements and Exhibits.
SIGNATURES
INDEX TO EXHIBITS